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                                 AGREEMENT TO TENDER


         AGREEMENT TO TENDER, dated as of July 1, 1997, between Genmar
Holdings, Inc., a Delaware corporation (the "Company"), and Merrill Lynch Global Allocation Fund, Inc., a Maryland corporation ("ML Global").


                                  W I T N E S E T H

         WHEREAS, the Company is currently contemplating an offer to purchase (the "Offer") all of the outstanding 13 1/2% Senior Subordinated Notes due 2001 (the "Notes") issued by the Company and to solicit consents (the "Consent Solicitation") from the holders of the Notes to certain amendments to the Indenture, dated as of July 1, 1994, among the Company and Minstar, Inc., Miramar Marine Corporation, Genmar Industries, Inc., IJ Holdings Corp., Carver Boat Corporation, Crestliner, Inc., Mastercrafters Corp., Miramar Marine Holdings Inc. and Wood Manufacturing Company, Inc., as guarantors, and First Trust National Association, as trustee, a summary of which is attached hereto as EXHIBIT A (the "Amendments") and which may be modified by the Company after the date hereof;

         WHEREAS, pursuant to the Offer, the Company desires that ML Global tender all of its Notes;

         WHEREAS, pursuant to the Offer, ML Global desires to tender all of its Notes;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties agree as follows:

         1. TENDER. Subject to the terms and conditions set forth herein and in the Offer as substantially described in the draft Offer to Purchase and Consent Solicitation Statement attached hereto as Annex I (as the same may be amended or supplemented from time to time, the "Statement"), ML Global hereby agrees to tender to the Company in the Offer (the "Tender") $32,000,000 principal amount of the Notes owned by ML Global (the "ML Global Notes"). The Company and ML Global hereby mutually agree that ML Global shall not be obligated to Tender the ML Global Notes to the Company (or may withdraw any such Tender) if the Offer has not been consummated during the period from the date hereof through September 29, 1997 (the "Period").

         2. CONSENT. Subject to the terms and conditions set forth herein and in the Offer as substantially described in the Statement, ML Global hereby agrees to consent to the Amendments pursuant to the Consent Solicitation. ML Global hereby further agrees that, if the Offer is consummated, its consent to the Amendments pursuant to this Agreement is irrevocable.


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The Company further agrees that, if the Offer is not consummated prior to the end of the Period, ML Global shall not have been deemed to have consented to the Amendments.

         3. PAYMENT FOR AGREEMENT TO TENDER. The Company hereby agrees that not later than July 3, 1997, it will pay to ML Global $960,000, an amount equal to 3% of the principal amount of the ML Global Notes, by wire transfer of immediately available funds to an account designated by ML Global in consideration for ML Global's agreement to Tender. The payment to ML Global is not conditioned on the commencement or completion of the Offer.

         The Company agrees that, if it commences the Offer, it shall offer to pay, to each holder tendering its Notes (i) 99% of the principal amount of the Notes owned by such holder ("Tender Payment") and (ii) an additional 3% of the principal amount of the Notes ("Consent Payment;" and together with the Tender Payment, the "Payments") owned by each such holder for such holder's consent to the Amendments, in each case conditioned on the terms of the Offer and the Consent Solicitation. Pursuant to the Offer, ML Global will be paid for the ML Global Notes an amount equal to the amount paid to all other holders of Notes for their Notes pursuant to the Offer. ML Global hereby agrees to waive the Consent Payment for itself and for all subsequent holders of the ML Global Notes.

         4. NO COMPANY OBLIGATION. Notwithstanding anything herein to the contrary, the Company shall be under no obligation to make or commence the Offer.

         5. REPRESENTATIONS AND WARRANTIES OF ML GLOBAL. ML Global hereby represents and warrants to the Company that:

         5.1 AUTHORITY. ML Global has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on ML Global's part, and this Agreement is the legal, valid and binding agreement of ML Global enforceable in accordance with its terms.

         5.2 TENDER OF ALL NOTES OWNED BY ML GLOBAL. As of the date hereof, the aggregate principal amount of Notes owned by ML Global is $32,000,000.

         5.3 OWNERSHIP OF ML GLOBAL NOTES. ML Global has good and valid title to the ML Global Notes free and clear of all liens, charges, claims or encumbrances whatsoever.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to ML Global that the Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the


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transactions contemplated hereby.  This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the Company's part, and this Agreement is the legal, valid and binding agreement of the Company enforceable in accordance with its terms.

         7. ADDITIONAL NOTES. ML Global hereby agrees that if ML Global acquires any additional Notes after the date hereof and the Offer is commenced, ML Global shall tender such Notes in the Offer for the Payments offered thereunder by the Company. ML Global shall not have been deemed to have waived the Consent Payment with respect to any additional Notes acquired by ML Global after the date hereof.

         8. NO OTHER SALES BY ML GLOBAL. ML Global hereby agrees that during the Period, ML Global shall not, directly or indirectly, offer or agree to sell, sell, transfer, pledge, exchange or otherwise dispose of, any Notes owned by ML Global including, without limitation, enter into any proxy or other agreement with respect to voting such Notes unless such transferee, pledgee, or subsequent holder of such Notes agrees in writing to assume all the obligations of ML Global hereunder and to be bound by all the provisions of this Agreement.

         9.  MISCELLANEOUS.

         9.1 PERMISSION TO DISCLOSE. ML Global hereby agrees and consents to the disclosure by the Company of this Agreement and all of the terms and conditions hereof, including, without limitation, in connection with the Offer and Consent Solicitation.

         9.2 NOTICES. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand, or sent by registered or certified mail, addressed as set forth below, or sent by telecopy or similar form of telecommunications, and shall be deemed to have been given when received. Any such notice or other communication shall be addressed (a) if to the Company, to 100 South Fifth Street, Suite 2400, Minneapolis, Minnesota 55402, ATTENTION: General Counsel, and (b) if to ML Global, 800 Scudders Mill Road, Plainsboro, New Jersey 08536,
ATTENTION: Lisa O'Donnell, or to such other address as such party shall have furnished to the other parties in writing.

         9.3 AMENDMENTS. Any terms of this Agreement may be amended by, and only by, an instrument in writing signed by the Company and ML Global.

         9.4 EFFECT OF AGREEMENT. This Agreement, including the representations and warranties contained herein, contains the entire agreement between the Company and ML Global with respect to the subject matter hereof and supersedes any prior agreement or understandings between the Company and ML Global with respect to such subject matter.


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         9.5  GOVERNING LAW.  This Agreement shall be governed by and construed and interpreted in accordance with, the law of the State of New York.

         9.6 TERMINATION. This Agreement shall terminate by its terms on the date of expiration of the Period.

         9.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its respective officers thereunto duly authorized all as of the date first above written.



                        MERRILL LYNCH GLOBAL ALLOCATION
                         FUND, INC.



                        By:
                            -------------------------------------
                             Name:
                             Title:


                        GENMAR HOLDINGS, INC.



                        By:
                            -------------------------------------
                             Name:
                             Title:



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